As filed with the Securities and Exchange Commission on December 12, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Herc Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3530539
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27500 Riverview Center Blvd. Bonita Springs, Florida 34134 (239) 301-1000
(Address of principal executive offices) (Zip Code)

HERC HOLDINGS INC. 2018 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

S. Wade Sheek Senior Vice President, Chief Legal Officer and Secretary Herc Holdings Inc. 27500 Riverview Center Blvd. Bonita Springs, Florida 34134
(Name and address of agent for service)

(239) 301-1000
(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rikki Sapolich-Krol
Coleman Wombwell
K&L Gates LLP
300 South Tryon Street, Suite 1000
Charlotte, North Carolina 28202
(704) 331-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Herc Holdings Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering 900,000 shares of common stock, par value $0.01 per share (“Common Stock”), that were previously issued as awards under the Herc Holdings Inc. 2018 Omnibus Incentive Plan, as amended (the “Plan”), but which (i) subsequently expired according to their terms, lapsed or terminated, or which were subsequently canceled, forfeited, or surrendered, in each case without such shares having been issued, (ii) were subsequently settled in cash, (iii) were tendered to or withheld by the Company to pay the exercise price of an option granted under the Plan or to satisfy any tax withholding obligations with respect to an award granted under the Plan, or (iv) are expected to so expire, lapse, terminate, be canceled, forfeited, or surrendered, be settled in cash, or be tendered or withheld, and in each case are or will become available for issuance for future awards under the Plan in accordance with its terms.
Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2018 (File No. 333-225164) is hereby incorporated by reference into this Registration Statement on Form S-8 (except to the extent expressly superseded herein).
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the Registrant with the Commission:

•the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Commission on February 14, 2023;
•the Registrant’s Quarterly Reports on Form 10-Q for (i) the quarter ended March 31, 2023 filed with the Commission on April 20, 2023 (ii) the quarter ended June 30, 2023 filed with the Commission on July 25, 2023, (iii) the quarter ended September 30, 2023 filed with the Commission on October 24, 2023;

•the Registrant’s Current Reports on Form 8-K as filed with the Commission on March 6, 2023, March 9, 2023, March 16, 2023, May 15, 2023 and September 6, 2023; and

•the description of the Registrant’s Common Stock set forth in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 27, 2020, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold at the time of such amendment.
Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.
No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Herc Holdings (Incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on March 30, 2007).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Herc Holdings, effective as of May 14, 2014 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Hertz Global Holdings, Inc. (File No. 001-33139), as filed on May 14, 2014).

4.3
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Herc Holdings, dated June 30, 2016 (reflecting the registrant’s name change to “Herc Holdings Inc.”) (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Herc Holdings (File No. 001-33139), as filed on July 6, 2016).

4.4
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Herc Holdings, dated June 30, 2016 (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Herc Holdings (File No. 001-33139), as filed on July 6, 2016).

4.5
Amended and Restated By-Laws of Herc Holdings, effective May 11, 2023 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Herc Holdings (File No. 001-33139), as filed on May 15, 2023).

4.6
Herc Holdings Inc. 2018 Omnibus Incentive Plan, effective May 17, 2018 (Incorporated by reference to Annex A to the Definitive Proxy Statement on Schedule 14A of Herc Holdings Inc. (File No. 001-33139), as filed on April 2, 2018.)

4.7
First Amendment to the Herc Holdings Inc. 2018 Omnibus Incentive Plan, effective December 3, 2020. (Incorporated by reference to Exhibit 10.14.2 to the Annual Report on Form 10-K of Herc Holdings Inc. (File No. 001-33139), as filed on February 18, 2021).

5.1*	Opinion of K&L Gates LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of K&L Gates LLP (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to this Registration Statement)
107*	Filing Fee Table

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bonita Springs, State of Florida, on December 12, 2023.

HERC HOLDINGS INC.
By:	/s/ Mark Humphrey
Mark Humphrey Senior Vice President and Chief Financial Officer (On behalf of the Registrant)
 POWER OF ATTORNEY

Each of the undersigned officers and directors of Herc Holdings Inc. hereby constitutes and appoints Mark Humphrey and Wade Sheek, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this Registration Statement of Herc Holdings Inc. on Form S-8 and (ii) to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on December 12, 2023.

Name	Title

/s/ LAWRENCE H. SILBER	President and Chief Executive Officer, Director
Lawrence H. Silber	(Principal Executive Officer)

/s/ MARK HUMPHREY	Senior Vice President and Chief Financial Officer
Mark Humphrey	(Principal Financial Officer)

/s/ MARK SCHUMACHER	Vice President, Chief Accounting Officer
Mark Schumacher	(Principal Accounting Officer)

/s/ PATRICK D. CAMPBELL	Non-Executive Chairman of the Board
Patrick D. Campbell

/s/ JAMES H. BROWNING	Director
James H. Browning

/s/ SHARI L. BURGESS	Director
Shari L. Burgess

/s/ JEAN K. HOLLEY	Director
Jean K. Holley

/s/ MICHAEL A. KELLY	Director
Michael A. Kelly

/s/ RAKESH SACHDEV	Director
Rakesh Sachdev